Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-160736, 333-158256, 333-137870, 333-132594, 333-125162, 333-113001, 333-108392, 333-85682, 333-34890, 333-47317, 333-39334, and Post-Effective Amendment No. One to Registration Statement No. 333-47317, which was declared effective as Registration Statement No. 333-58529) and on Form S-8 (Nos. 333-159540, 333-156247, 333-134105, 333-133518, 333-131936, 033-90250, 333-46003, 333-95537, and 333-142299), of our report dated December 14, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for convertible debt instruments discussed in Note 3, which is as of March 10, 2010, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K dated March 10, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 10, 2010